EXHIBIT 16.1


                                   April 18, 2005



Securities and Exchange Commission
Washington, D.C. 20549


Dear Commissioners:

We have read iMedia International, Inc.'s statements included under Item 4.01 of its Form 8-K/A dated April 18, 2005, and we agree with such statements concerning our Firm.

                                   /s/ Singer Lewak Greenbaum & Goldstein LLP
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                                   SINGER LEWAK GREENBAUM & GOLDSTEIN LLP